Securities and Exchange Commission
Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 14, 2003

Kansas City Life Insurance Company
3520 Broadway
Kansas City, Missouri 64111-2565

Commission File No. 2-40764

IRS Number: 44-0308260

Telephone Number :(816) 753-7000

Item 2 – Acquisitions or Disposition of Assets.

        On June 30, 2003, Kansas City Life Insurance Company acquired all of the issued and outstanding stock of GuideOne Life Insurance Company from GuideOne Financial Group, Inc. and GuideOne Mutual Insurance Company. The purchase price determined at closing, according to the terms of the Stock Purchase Agreement, was approximately $61 million dollars, which was paid in cash. The funds were derived from the sale of short-term investments that had been accumulated for acquisition purposes.

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

        At this time, the provision of financial statements and pro-forma financial information is impracticable. The registrant expects to provide such information by September 12, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     KANSAS CITY LIFE INSURANCE COMPANY
                                                                   (Registrant)

                                                     By:/s/William A. Schalekamp
                                                           William A. Schalekamp
                                                           Senior Vice President,
                                                           General Counsel & Secretary
July 14, 2003
    (Date)